Exhibit 23.2

CONSENT OF MOSS ADAMS LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2004 Equity Incentive Plan of Socket Communications, Inc. of our report dated March 6, 2008, with respect to the consolidated financial statements of Socket Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ MOSS ADAMS LLP

San Francisco, California
March 13, 2008